SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 24, 1998


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                0-19285                                  88-0228636
        (Commission File Number)              (IRS Employer Identification No.)


     15880 N. Greenway/Hayden Loop, Suite 100
             Scottsdale, Arizona                          85260
   (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (602) 423-2946


                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 5.   Other Events

On November 24, 1998 Allied Waste Industries, Inc. ("Allied") announced that Allied Waste North America, Inc., its direct, wholly-owned subsidiary, ("AWNA", and together with Allied, the "Company"), has commenced a cash tender offer to purchase all of its $525 million, 10.25% Senior Subordinated Notes due 2006 ("AWNA Notes") and all of the 11.30% Senior Discount Notes due 2007 ("Discount Notes") of its parent, Allied Waste Industries, Inc., which together are referred to as "the Notes". The tender offer is part of a plan to take advantage of the current low-interest rate environment and reduce interest expense. The terms and conditions of the tender offer are set forth in the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal. The tender offer will expire at 12:00 midnight, Eastern Standard time on December 22, 1998, unless extended.

In conjunction with the tender offer, the Company is soliciting consents to certain proposed amendments to the Indentures governing the Notes. These amendments would eliminate substantially all of the restrictive covenants and would amend certain other provisions contained in the Indentures governing the Notes. Adoption of the proposed amendments requires the consent of at least a majority of the outstanding aggregate principal amount of the Notes. Holders who tender their Notes will be required to consent to the proposed amendments. The consent solicitation will remain open until 12:00 midnight, Eastern Standard time on December 8, 1998, unless extended.

The purchase price for the Notes will be determined in accordance with a pricing formula that is based on a fixed spread of 75 basis points (0.75%) above the yield on the 6 1/8% U.S. Treasury Note due December 31, 2001, plus for the AWNA Notes, accrued and unpaid interest to, but not including, the Settlement Date. The purchase price includes a consent fee of $20 per $1,000 principal amount to holders who tender their Notes and give their consent at, or prior to 12:00 midnight, Eastern Standard time on December 8, 1998, unless extended.

Closing of the tender offer is subject to receipt of the consents from the holders of the Notes, consents under the Company's existing Credit Agreement, completion of a new debt financing and certain other conditions described in the Offer to Purchase and Consent Solicitation Statement.

Donaldson, Lufkin & Jenrette Securities Corporation is acting as the Dealer Manager and Consent Solicitation Agent for the tender offer. The depositary for the tender offer is the U.S. Bank Trust N. A.

Certain matters discussed in this report are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Examples of such risks and uncertainties include, without limitation, the ability of Allied to continue its vertical integration business strategy in a successful manner; the ability of Allied to successfully pursue and continue a disciplined market development program, the ability of Allied to successfully integrate the acquired operations, whether and when the transactions concluded or completed will be accretive to Allied's earnings, and the amount of consideration to be paid and timing of the closing of the potential transactions currently under definitive agreement or letter of intent. Other factors which could materially affect such forward-looking statements can be found in the company's periodic reports filed with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this report and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           ALLIED WASTE INDUSTRIES, INC.


                                      By:           /s/PETER S. HATHAWAY
                                             --------------------------------
                                                       Vice President
                                                and Chief Accounting Officer




Date:  November 25, 1998



































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